Calculation of Filing Fee Tables
F-1
DarkIris Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of:	457(o)			$ 1,000,000.00	0.000087	$ 87.00
Fees to be Paid	2	Equity	One Class A Ordinary Share or one Pre-Funded Warrant and	Other				0.000087	$ 0.00
Fees to be Paid	3	Equity	One Warrant to Purchase Class A Ordinary Share and	Other				0.000087	$ 0.00
Fees to be Paid	4	Equity	Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants	Other				0.000087	$ 0.00
Fees to be Paid	5	Equity	Class A Ordinary Shares issuable upon exercise of the Warrants	Other				0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,000,000.00		$ 87.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 87.00
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0016 per share (the "Class A Ordinary Shares"), of DarkIris Inc. (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. The Registrant is filing this registration statement pursuant to Rule 462(b) under the Securities Act solely to register an additional $1,000,000 in proposed maximum aggregate offering price of securities previously registered on the Registration Statement on Form F-1, as amended (File No. 333-299200) (the "Prior Registration Statement"), declared effective by the Securities and Exchange Commission on October 8, 2026, consisting of Units, Pre-Funded Units, Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants, and Class A Ordinary Shares issuable upon exercise of the Warrants (each as defined in the Prior Registration Statement), in connection with an increase in the public offering price from $1.20 to $1.44 per Unit and from $1.1999 to $1.4399 per Pre-Funded Unit. The number of each class of securities remains as set forth in the Prior Registration Statement. The additional amount represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Tables filed as an exhibit to the Prior Registration Statement. The information set forth in the Prior Registration Statement, including all exhibits thereto, is incorporated by reference herein.

[2]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0016 per share (the "Class A Ordinary Shares"), of DarkIris Inc. (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. No separate registration fee is payable with respect to the Warrants and the Pre-Funded Warrants included in the Units and the Pre-Funded Units pursuant to Rule 457(g) under the Securities Act. The Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are included in the price of the Pre-Funded Units pursuant to Rule 457(i) under the Securities Act. Because the exercise price of the Warrants remains unchanged from that set forth in the Prior Registration Statement and no additional Warrants are being registered hereby, the proposed maximum aggregate offering price of the Class A Ordinary Shares issuable upon exercise of the Warrants is not increased, and no additional registration fee is payable with respect thereto.

[3]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0016 per share (the "Class A Ordinary Shares"), of DarkIris Inc. (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. No separate registration fee is payable with respect to the Warrants and the Pre-Funded Warrants included in the Units and the Pre-Funded Units pursuant to Rule 457(g) under the Securities Act. The Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are included in the price of the Pre-Funded Units pursuant to Rule 457(i) under the Securities Act. Because the exercise price of the Warrants remains unchanged from that set forth in the Prior Registration Statement and no additional Warrants are being registered hereby, the proposed maximum aggregate offering price of the Class A Ordinary Shares issuable upon exercise of the Warrants is not increased, and no additional registration fee is payable with respect thereto.

[4]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0016 per share (the "Class A Ordinary Shares"), of DarkIris Inc. (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. No separate registration fee is payable with respect to the Warrants and the Pre-Funded Warrants included in the Units and the Pre-Funded Units pursuant to Rule 457(g) under the Securities Act. The Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are included in the price of the Pre-Funded Units pursuant to Rule 457(i) under the Securities Act. Because the exercise price of the Warrants remains unchanged from that set forth in the Prior Registration Statement and no additional Warrants are being registered hereby, the proposed maximum aggregate offering price of the Class A Ordinary Shares issuable upon exercise of the Warrants is not increased, and no additional registration fee is payable with respect thereto.

[5]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0016 per share (the "Class A Ordinary Shares"), of DarkIris Inc. (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. No separate registration fee is payable with respect to the Warrants and the Pre-Funded Warrants included in the Units and the Pre-Funded Units pursuant to Rule 457(g) under the Securities Act. The Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are included in the price of the Pre-Funded Units pursuant to Rule 457(i) under the Securities Act. Because the exercise price of the Warrants remains unchanged from that set forth in the Prior Registration Statement and no additional Warrants are being registered hereby, the proposed maximum aggregate offering price of the Class A Ordinary Shares issuable upon exercise of the Warrants is not increased, and no additional registration fee is payable with respect thereto.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date